SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


               Date of Report (Date of Earliest event Reported):
                        April 15, 2004 (April 13, 2004)


                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)


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
           New York                         0-30183                       13-4025362
(State or Other Jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
 Incorporation or Organization)
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                          Guangdong Bian Fang Building
                                   10th Floor
                                   Fujing Road
                        Futian District, Shenzhen, 518033
                           People's Republic of China

                    (Address of Principal Executive Offices)

                                 +852-6011-6767

                         (Registrant's Telephone Number)


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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

AMENDMENT TO CONTRACTS WITH QIANG LONG

      Minghua Group International Holdings Limited ("Minghua") and Qiang Long Real Estate Development Co., Ltd. ("Qiang Long") are parties to the following contracts which will result in a change of control of Minghua as reported in the current report of Minghua on Form 8-K filed by Minghua on February 12, 2004: (i) that certain Regulation S Subscription Agreement, dated September 29, 2003 (the "September 29 Contract"), between Minghua and Qiang Long and (ii) that certain contract, dated January 29, 2004 (the "January 29 Contract" and together with the September 29 Contract, the "Contracts"), between Minghua and Qiang Long.

      Pursuant to the September 29 Contract Qiang Long is obligated to purchase 15,000,000 shares of Minghua's Common Stock for US$6,000,000, in the aggregate. Upon signing the September 29 Contract Qiang Long funded US$602,410 of the subscription price and Minghua issued to Qiang Long 1,511,488 shares of its common stock for such funds. Qiang Long then funded an additional US$1,204,820 on January 9, 2004 and received 3,023,998 additional shares of Minghua common stock for such funds. The September 29 Contract also required that Qiang Long fund US$4,192,770 on February 29, 2004. To date, Qiang Long has not made this final payment (the "February Payment").

      Pursuant to the January 29 Contract, Qiang Long agreed to purchase 140,000,000 shares of Minghua's Common Stock at an aggregate purchase price of US$29,400,000. The January 29 Contract requires that the acquisition of these shares take place in two installments. On April 15, 2004, Qiang Long is required to pay (the "April Payment") US$12,600,000 for 60,000,000 shares of Minghua's Common Stock. Thereafter, the Company was to hold an annual stockholders meeting at which the stockholders would vote upon an amendment to Minghua's Certificate of Incorporation that would increase the number of authorized shares to a higher number such that Minghua would have enough authorized shares to satisfy its obligations under the January 29 Contract. Qiang Long would then pay (the "Final Payment") the second installment of US$16,800,000 within 15 days of the effective date of such amendment and receive the remaining 80,000,000 shares of Minghua Common Stock at that time.

      On April 13, 2004, Minghua and Qiang Long entered into a letter agreement (the "Qiang Long Letter Agreement") providing for an extension of the time within which Qiang Long is required to make each of the February Payment, the April Payment and the Final Payment. The due date for the February Payment was extended from February 29, 2004 to May 31, 2004. The due date for the April Payment was extended from April 15, 2004 to October 15, 2004 and the due date for the Final Payment was extended to November 30, 2004.

AGREEMENT OF DIRECTORS TO RESIGN

      In connection with entering into the Qiang Long Letter Agreement, Chu Quan Li, Minghua's Chairman, Albert Wong, Minghua's CEO and a director, and Kuen Kwong Chan, a director of Minghua, each agreed to resign as directors of Minghua and from all other offices that they hold with Minghua effective upon the tenth

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day following the mailing to the stockholders of Minghua of an information statement that complies with the requirements of Rule 14f-1 of the Exchange Act of 1934.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On January 13, 2004 Minghua entered into an investment contract (the "January 13 Contract") with China Cardinal Limited ("China Cardinal").

      Pursuant to the January 13 Contract, China Cardinal agreed to purchase 16,483,514 shares of Minghua's Common Stock for an aggregate price of US$2,307,692. China Cardinal funded US$662,652 of the purchase price on January 18, 2004 and received 4,733,229 shares of Minghua's Common Stock. China Cardinal was then required to fund the remaining US$1,640,040 and receive 11,750,185 shares of Minghua's Common Stock on March 31, 2004 (the "March Payment"). To date, China Cardinal has not yet made the March Payment.

      On April 13, 2004, Minghua and China Cardinal entered into a letter agreement that amends the January 13 Contract to extend the due date of the March Payment to May 31, 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits.

Exhibit No. Description of Exhibit

      10.1 Letter Agreement, dated as of April 13, 2004, between Minghua and Qiang Long.

      10.2 Letter Agreement, dated as of April 13, 2004, between Minghua and China Cardinal.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 15, 2004

                           MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED


                           By: /s/ Albert Wong
                               ----------------------------------------
                                   Albert Wong, Chief Executive Officer


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                                  EXHIBIT INDEX



Exhibit No. Description of Exhibit

      10.1 Letter Agreement, dated as of April 13, 2004, between Minghua and Qiang Long.

      10.2 Letter Agreement, dated as of April 13, 2004, between Minghua and China Cardinal.